As filed with the U.S. Securities and Exchange Commission on September 23, 2020.

Registration No. 333-248844

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VG Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
	65 Bleecker Street, 6th Floor New York, NY 10012 Tel: (212) 497-9050
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Josh Bayliss Chief Executive Officer		Evan Lovell Chief Financial Officer
65 Bleecker Street, 6th Floor New York, NY 10012 Tel: (212) 497-9050
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Derek J. Dostal Deanna L. Kirkpatrick Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 Tel: (212) 450-4000	Matthew Gardner Michael Johns Maples and Calder P.O. Box 309, Ugland House Grand Cayman KY1-1104 Cayman Islands Tel: (345) 949-8066	Michael W. Benjamin Shagufa R. Hossain Latham & Watkins LLP 885 Third Avenue New York, NY 10022 Tel: (212) 906-1200

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount Of Registration Fee(5)
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-third of one redeemable warrant(2)	46,000,000 Units	$ 10.00	$ 460,000,000	$ 59,708
Class A ordinary shares included as part of the units(3)	46,000,000 Shares	―	―	― (4)
Redeemable warrants included as part of the units(3)	15,333,333 Warrants	―	―	― (4)
Total			$ 460,000,000	$ 59,708
(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Includes 6,000,000 units, consisting of 6,000,000 Class A ordinary shares and 2,000,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g).
(5)	The registrant previously paid a registration fee of $59,708 in relation to its filing of its initial Registration Statement on Form S-1 (No. 333-248844) on September 16, 2020.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

explanatory note

VG Acquisition Corp. is filing this Amendment No. 1 to its registration statement on Form S-1 (File No. 333-248844) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibit. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement.**
3.1	Memorandum and Articles of Association.**
3.2	Amended and Restated Memorandum and Articles of Association.**
4.1	Specimen Unit Certificate.**
4.2	Specimen Ordinary Share Certificate.**
4.3	Specimen Warrant Certificate.**
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
5.1	Opinion of Davis Polk & Wardwell LLP.**
5.2	Opinion of Maples and Calder, Cayman Islands counsel to the Registrant.**
10.1	Form of Letter Agreement among the Registrant, VG Acquisition Sponsor LLC and each of the officers and directors of the Registrant.**
10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.**
10.3	Form of Registration Rights Agreement among the Registrant, VG Acquisition Sponsor LLC and the Holders signatory thereto.**
10.4	Form of Private Placement Warrants Purchase Agreement among the Registrant and VG Acquisition Sponsor LLC.**
10.5	Form of Indemnity Agreement.**
10.6	Promissory Note issued to Bleecker Street Acquisition Sponsor LLC (as predecessor of VG Acquisition Sponsor LLC).**
10.7	Securities Purchase Agreement between Bleecker Street Acquisition Sponsor LLC and the Registrant (as predecessor of VG Acquisition Sponsor LLC).**
10.8	Form of Administrative Services Agreement between the Registrant and VG Acquisition Sponsor LLC.**
14.1	Form of Code of Ethics.**
23.1	Consent of WithumSmith+Brown, PC.**
23.2	Consent of Davis Polk & Wardwell LLP (included on Exhibit 5.1).**
23.3	Consent of Maples and Calder (included on Exhibit 5.2).**
24.1	Power of Attorney (included in the signature page of this Registration Statement).**
99.1	Consent of Teresa Briggs.**
99.2	Consent of James B. Lockhart III.**
99.3	Consent of Douglas R. Brown.**

**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on the 23rd day of September, 2020.

VG ACQUISITION CORP.

By:	/s/ Evan Lovell
Name: Evan Lovell
Title: Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	Josh Bayliss Chief Executive Officer (Principal Executive Officer)	September 23, 2020

/s/ Evan Lovell	Evan Lovell Chief Financial Officer (Principal Financial and Accounting Officer)	September 23, 2020

* By:	/s/ Evan Lovell
Name: Evan Lovell
Title: Attorney-in-fact